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                                                               Exhibit (h)(1)(a)



                   AMENDMENT TO FUND ADMINISTRATION AGREEMENT

                        EFFECTIVE AS OF September 1, 1999



This AMENDMENT is made part of FUND ADMINISTRATION AGREEMENT (the "Agreement") dated as of November 1, 1997, as amended, between Nationwide Advisory Services, Inc. (the "Administrator") and Nationwide Separate Account Trust (the "Trust") and is consented to by Villanova SA Capital Trust ("Villanova SA").

WHEREAS, the Administrator wishes to transfer its fund administration business to Villanova SA and is asking the Trust to amend the Agreement so that the Administrator's rights and responsibilities are transferred to Villanova SA (the "Transfer");

WHEREAS, the Transfer will not result in any reduction in the nature or quality of the services which have been provided under the Agreement by the Administrator;

WHEREAS, the Transfer in and of itself will not result in a change in the fees or reimbursements required to be paid under the Agreement;

WHEREAS, the Trust's Board of Trustees has approved this amendment to the Agreement pursuant to Section 7 of the Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants set forth herein, the parties hereby agree as follows:

1. Effective September 1, 1999 (the "Effective Date"), the Administrator will assign all of its rights and responsibilities under the Agreement to Villanova SA.

2. On the Effective Date, Villanova SA will assume such rights and responsibilities, subject to the terms of the Agreement.

3. On the Effective Date, Administrator shall be relieved of all of its rights and responsibilities under the Agreement.

4. Section 2, SERVICES AND DUTIES, is hereby amended to add the following as the last paragraph of such section:

          Villanova SA is authorized to appoint one or more qualified subadministrators to provide the Trust with certain Administrative Services provided under the Agreement.

5. On the Effective Date, Exhibit A, in the form attached, shall be amended to include the Nationwide Small Company Fund under the terms of the Agreement.

6. All other provisions of the Agreement shall remain in full force and effect.

7. Villanova SA represents and warrants that it possesses the requisite power and authority to enter into and perform its obligations under this amendment.

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IN WITNESS WHEREOF, the parties hereto have caused the Agreement to be duly executed as of the day and year first written above.


NATIONWIDE ADVISORY SERVICES, INC.           NATIONWIDE SEPARATE ACCOUNT TRUST


By:                                          By:
   --------------------------------              ------------------------------
Title:                                       Title:
      -----------------------------                 ---------------------------



Agreed and Consented to by:

VILLANOVA MUTUAL FUND CAPITAL TRUST


By:
   --------------------------------
Title:
      -----------------------------

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                                AMENDED EXHIBIT A
                        NATIONWIDE SEPARATE ACCOUNT TRUST
                          Fund Administration Agreement

                          (Effective September 1, 1999)



FUNDS OF THE TRUST                      FUND ADMINISTRATION FEES

Total Return Fund                       For each Fund,
Capital Appreciation Fund               0.05% of each Fund's average daily
Government Bond Fund                    net assets up to $1 billion
Money Market Fund                       0.04% on assets of $1 billion and more

--------------------------------------------------------------------------------

Nationwide Balanced Fund                For each Fund,
Nationwide Equity Income Fund           0.07% on assets up to $250 million
Nationwide Global Equity Fund           0.05% on the next $750 million
Nationwide High Income Bond Fund        0.04% on assets of $1 billion and more
Nationwide Multi Sector Bond Fund
Nationwide Small Cap Value Fund
Nationwide Select Advisers Mid
  Cap Fund (effective 9/27/99
  Nationwide Mid Cap Index Fund)
Nationwide Select Advisers Small
  Cap Growth Fund*
Nationwide Strategic Growth Fund
Nationwide Strategic Value Fund
Nationwide Income Fund
Nationwide Small Company Fund

*The Nationwide Select Advisers Small Cap Growth Fund is subject to an annual minimum fee of $75,000.

                                       VILLANOVA MUTUAL FUND CAPITAL TRUST


                                          By:
                                          -----------------------------------
                                          Name:   Christopher A. Cray
                                          Title:  Treasurer


                                       NATIONWIDE SEPARATE ACCOUNT TRUST


                                          By:
                                          -----------------------------------
                                          Name:   James F.  Laird
                                          Title:  Treasurer